SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 2, 2004

ANDREW CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	001-14617	36-2092797
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

10500 W. 153rd Street, Orland Park, Illinois 60462
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (708) 349-3300

None
(Former name or former address, if changed since last report.)

Item 5.  Other Events

On February 2, 2004, Andrew Corporation issued a press release announcing that a definitive agreement had been reached with TruePosition, Inc. that settles pending patent infringement litigation filed against Allen Telecom Inc. on December 11, 2001, prior to the acquisition of Allen by Andrew in July 2003. A copy of this press release is filed herewith as Exhibit 99.1 and incorporated herein by reference. As part of this settlement, Andrew issued warrants to TruePosition, Inc. giving TruePosition the right to purchase one million shares of Andrew common stock at an exercise price of $17.70 per share.  A copy of this warrant agreement is filed herewith as Exhibit 99.2 and incorporated herein by reference.

Item 7.  Financial Statements and Exhibits

(c)	Exhibits.

	99.1	Press release dated February 2, 2004: Andrew Corporation and TruePostion Reach Litigation Settlement

	99.2	Warrant Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANDREW CORPORATION

Date: February 3, 2004	By:	/s/ Marty Kittrell
Marty Kittrell
Chief Financial Officer